Ex. 28(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 32 to File No. 33-79180; Amendment No. 33 to File No. 811-08518) of Gabelli Gold Fund, Inc. of our report dated February 26, 2016, included in the 2015 annual report to shareholders.

/s/ Ernst & Young LLP

New York, New York

April 27, 2016